UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2023

TEAM, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported, on August 14, 2022, Team, Inc. (the “Company”) entered into that certain Equity Purchase Agreement (the “Sale Agreement”) with Baker Hughes Holdings LLC, a Delaware limited liability company (“Buyer”), pursuant to which Buyer acquired all of the issued and outstanding equity interests of a wholly-owned subsidiary of the Company, TQ Acquisition, Inc., a Texas corporation (the “Transaction”). On November 1, 2022 and in accordance with the Sale Agreement, the Company completed the Transaction. The Transaction was previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2022 and such description is incorporated herein by reference.

The following unaudited pro forma condensed consolidated statement of operations giving effect to the Transaction is filed herewith as Exhibit 99.1:

•

Unaudited pro forma condensed consolidated statement of operations of the Company and its subsidiaries for the fiscal year ended December 31, 2022, giving effect to the Transaction as if it had occurred on January 1, 2022.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the Year Ended December 31, 2022, giving effect to the Transaction as if it had occurred on January 1, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ Nelson M. Haight
Nelson M. Haight
Chief Financial Officer (Principal Financial Officer)

Dated: March 14, 2023